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                                  Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      Agreement made as of this 1st day of July, 1999 by and between Affinity International Travel Systems, Inc. (the "Company"), a Nevada corporation with its principal place of business in St. Petersburg, Florida, and Daniel Brandano (the "Employee").

      WHEREAS, the Employee is the founder, and a principal stockholder, executive officer and director of the Company; and

      WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee, the Company desires to continue to employ Employee as an executive officer on the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

      (1) Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs Employee as the President and Chief Executive Officer of the Company. Employee shall have overall management and control of the business and affairs of the Company in the ordinary course of business and such powers as are provided for in the bylaws of the Company for such position, subject in all instances to the general supervision and direction of the Board of Directors of the Company. Employee hereby accepts such employment.

      (2) Duties. Employee shall perform and discharge fully and faithfully such duties concerning the operation and management of the Company as are consistent with the duties typically provided by a president and chief executive officer of a business of the type operated by the Company and Section 1 hereof.

      (3) Term. Employee's employment pursuant to the terms of this Agreement shall commence on the date hereof and, subject to the right of termination provided for elsewhere herein, shall end on June 30, 2006 (the "Initial Term"). On or before May 1, 2006, Employee and the Company shall have negotiated in good faith and by such date shall have determined whether this Agreement shall thereafter be renewed on an annual basis for additional one-year periods (each a "Renewal Term") unless and until otherwise terminated by the Company or Employee upon written notice, given thirty (30) days prior to the end of any Renewal Term. The Initial Term and the Renewal Terms are hereinafter collectively referred to as the "Term". Nothing contained herein shall obligate either party to extend this Agreement beyond the Initial Term.

      (4) Salary. The Company shall pay Employee, during the Initial Term of this Agreement, a fixed annual salary ("Base Salary") in accordance with the schedule set forth
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below, before applicable withholding taxes, payable in accordance with normal
Company pay policies but in any event in installments no less often than monthly.

              July 1 - June 30, 2000        $120,000
              July 1 - June 30, 2001        $132,000
              July 1 - June 30, 2002        $145,200
              July 1 - June 30, 2003        $159,500
              July 1 - June 30, 2004        $175,000
              July 1 - June 30, 2005        $185,000
              July 1 - June 30, 2006        $200,000

      (5) Bonus. Employee shall be eligible to participate in a bonus plan to be established by the Board of Directors for the executive officers of the Company for each year during the Term. Employee and the Board of Directors of the Company shall agree on the bonus plan before June of each year during the Term (provided that the Bonus Plan for the first year shall be decided by July 30, 1999). In the event Employee's employment hereunder terminates in the middle of any bonus plan year, the amount of bonus, if any, to which Employee shall be entitled under such plan shall be pro rated based on the number of full months Employee is employed by the Company during the applicable plan year.

      (6) Expenses. Employee shall be reimbursed for all reasonable, ordinary, and necessary business expenses in accordance with Company policy. Employee shall furnish the Company with the appropriate documentation relating to such expenses and shall comply with any additional requirements of the Company generally applicable to the Company's executive officers in connection therewith.

      (7) Automobile. The Company shall furnish to Employee, at its cost, an automobile leased by the Company (monthly lease payment not to exceed $850.00) and shall reimburse Employee for the cost related to maintenance, licensure, repair, and fuel, and shall maintain related automobile insurance. At the end of the Initial Term, Employee may purchase such automobile from the Company at book value and during each subsequent Renewal Term (if any), the Company shall furnish Employee with an automobile in accordance with Company policy.

      (8) Fringe Benefits. During the Term, Employee shall be entitled to the fringe benefits generally made available to executive officers of the Company from time to time, as approved by the Board of Directors, but in any event at levels at least substantially comparable to those in effect immediately prior to the date hereof.

      (9) Vacation. During each year during the Term, Employee shall be entitled to five (5) weeks of paid vacation to be taken at such times as not to disrupt unduly the business of the Company.

      (10) Full-Time Duties. Employee shall devote his full working time, attention and best efforts to fulfill his duties hereunder and, to the business and interest of the Company and its affiliates during the Term of this Agreement.


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      (11) Termination of Employment and Severance Benefits. Notwithstanding the
provisions of Section 3 hereof, the Employee's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances:

      (a) Retirement or Death. In the event of the Employee's retirement or death during the Term, the Employee's employment hereunder shall immediately and automatically terminate. During the Term, the Employee may elect to retire with the prior written consent of the Board and, in that event, shall be paid any earned and unpaid Base Salary and any incentive or bonus compensation that is earned but unpaid pro-rated through the date of his retirement. In the event of the Employee's death during the Term, the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to his estate, any earned and unpaid Base Salary and any incentive or bonus compensation that is earned but unpaid, pro-rated through the day of his death.

      (b) Disability.

            i. The Company may terminate the Employee's employment hereunder, upon notice to the Employee, in the event that the Employee becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred and eighty (180) days during any period of three-hundred and sixty-five (365) consecutive calendar days.

            ii. The Board may designate another employee to act in the Employee's place during any period of the Employee's disability. Notwithstanding any such designation, the Employee shall continue to receive the Base Salary in accordance with
                  Section 4 and benefits in accordance with Section 8, to the extent permitted by the then-current terms of any applicable benefit plans, until the Employee becomes eligible for disability income benefits under any disability income plan of the Company or until the termination of his employment, whichever shall first occur.

            iii. While receiving disability income payments under any Company disability income plan, the Employee shall not be entitled to receive any Base Salary under Section 4 hereof, but shall continue to participate in Company benefit plans in accordance with Section 5 and the terms of such plans, until the termination of his employment.

            iv. If any question shall arise as to whether during any period the Employee is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Employee may, and at the request of the Company shall, submit to a


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                  medical examination by a physician selected by the Company (to whom the Employee or his duly appointed guardian, if any, has no reasonable objection) to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Employee shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Employee.

      (c) By the Company for Cause. The Company may terminate the Employee's employment hereunder for Cause at any time after notice to the Employee setting forth in reasonable detail the nature of such Cause and after the Employee has been given the opportunity to be heard by the Board of Directors. The following shall constitute "Cause" for termination:

            i. Willful failure to perform, or gross negligence in the performance of, the Employee's duties and responsibilities to the Company and its Affiliates;

            ii. Fraud, embezzlement or other material dishonesty with respect to the Company or any of its Affiliates; or

            iii. Conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

After the giving of notice of termination of the Employee's employment hereunder for Cause (after notice to the Employee and after the Employee has been given the opportunity to be heard by the Board of Directors), the Company shall have no further obligation or liability to the Employee, other than for Base Salary and bonus or incentive pay earned and unpaid at the date of termination.

      (d) By the Company Other than for Cause. The Company may terminate the Employee's employment hereunder other than for Cause at any time upon notice to the Employee. In the event of such termination, then the Company shall pay the Employee, within thirty (30) days of termination, a lump sum in an amount equal to the aggregate amount of Base Salary payable to the Employee during the Term and the Company shall continue to pay the cost of the Employee's participation in the Company's group medical and dental insurance plans, provided that the Employee is entitled to continue such participation under applicable law and plan terms.

      (e) By the Employee for Good Reason. The Employee may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute "Good Reason" for termination by the Employee:

            i. Failure of the Company to continue the Employee in the position of President and Chief Executive Officer;


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            ii.   Material diminution in the nature or scope of the Employee's responsibilities, duties or authority; provided, however, the Company's failure to continue the Employee's appointment or election as a director or officer of any of its Affiliates and any diminution of the business of the Company or any of its Affiliates, including without limitation the sale or transfer of any or all of the assets of the Company or any of its Affiliates, shall not constitute "Good Reason"; or

            iii. Material failure of the Company to provide the Employee the Base Salary, bonus and incentive compensation and benefits in accordance with the terms of this Agreement.

In the event of termination in accordance with this Section 11(e), the Company shall pay the Employee, within thirty (30) days of termination, a lump sum in an amount equal to the aggregate amount of Base Salary payable to the Employee during the Term and shall continue to contribute to the cost of the Employee's participation in the Company's group medical and dental insurance plans provided that the Employee is entitled to continue such participation under applicable state and federal law and plan terms.

      (f) By the Employee Other than for Good Reason. The Employee may terminate his employment hereunder at any time upon sixty (60) days notice to the Company. In the event of termination of the Employee pursuant to this Section 11(f), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Employee his Base Salary for the notice period (or any remaining portion of the period).

      (g) Post-Agreement Employment. In the event the Employee remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the Term or otherwise, then such employment shall be at will.

      (12) Effect of Termination. The provisions of this Section 12 shall apply to termination due to the expiration of the Term, pursuant to Section 11 or otherwise.

      (a) Payment by the Company of any Base Salary and contributions to the cost of the Employee's continued participation in the Company's group health and dental plans that may be due the Employee in each case under the applicable termination provision of Section 11 shall constitute the entire obligation of the Company to the Employee under this Agreement. Acceptance by the Employee of performance by the Company shall constitute full settlement of any claim that the Employee might otherwise assert against the Company, its Affiliates or any of their shareholders, directors, officers, employees or agents on account of such termination excluding only any right of the Employee to payments in accordance with the terms of this Agreement and the Employee under any stock option agreement with the Company.

      (b) Except for medical and dental insurance coverage continued pursuant to this Agreement, benefits shall terminate pursuant to the terms of the applicable benefit plans based


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on the date of termination of the Employee's employment without regard to any continuation of Base Salary or other payment to the Employee following such date of termination.

      (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision.

      (13) Confidential Information.

      (a) The Employee acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Employee may develop Confidential Information for the Company or its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates), or use for his own benefit or gain, any Confidential Information obtained by the Employee incident to his employment or other association with the Company or any of its Affiliates. The Employee understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

      (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company and its Affiliates. The Employee shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee's possession or control.

      (14) Indemnification. The Company shall indemnify the Employee to the extent provided in its then current Articles or By-Laws. The Employee agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

      (15) Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 15 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

      (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

      (b) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such


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information relating to (i) the development, research, testing, marketing and financial activities of the Company and its Affiliates, (ii) the costs, financial performance and strategic plans of the Company and its Affiliates,
(iii) the identity and special needs of the customers and vendors of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any or its Affiliates with any understanding that it would not be disclosed.

      (c) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

      (16) Severability. The parties agree that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

      (17) Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram addressed as provided below) and if either (a) actually delivered (electronically or physically) at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:

If to Employee, to:

    Daniel Brandano
    336 Fourth Avenue North
    Tierra Verde, FL 33715

If to the Company to:

    Affinity International Travel Systems, Inc.
    100 Second Avenue South
    Suite 1100 South
    St. Petersburg, FL 33701
    Attn: Board of Directors
    Tel: (727) 896-0192
    Fax: (727) 896-1403


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      with a copy to:

    John G. Nossiff, Jr., Esq.
    Brown, Rudnick, Freed & Gesmer, P.C.
    One Financial Center
    Boston, MA 02111
    Tel: (617) 856-8200
    Fax: (617) 856-8201

and in any case at such other address as the addressee shall have specified by written notice.

      (18) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein.

      (19) Governing Law.

      (a) This Agreement shall be deemed a contract made under the laws of Florida and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.

      (b) Any claim, action, suit or other proceeding initiated under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the State of Florida, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Employer and the Company hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

      (20) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (21) Effect of Headings. Any title of an article or section heading herein contained is for convenience of reference only, and shall not affect the meaning of construction of any of the provisions hereof.

      (22) Successors and Assigns. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.


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      (23) Confidentiality. Except as may be required for compliance by the
Company with any applicable stock exchange rules or securities laws or in connection with the enforcement of the provisions hereof, the parties hereto agree to maintain and treat as confidential the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representative.

                        AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.


                              By:
                                  ------------------------------------
                                    Name: Gerard LaMontagne
                                    Title: Chief Financial Officer

                              EMPLOYEE


                              ----------------------------------------
                              Daniel Brandano


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